Exhibit     99.1

Medford, Wisconsin - October 27, 2003

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), today announced net income of $1.1 million or $0.65 basic and diluted earnings per share for the quarter ended September 30, 2003, as compared to $1.0 million or $0.62 per share for the quarter ended September 30, 2002. Book value increased to $19.68 per share at September 30, 2003 compared to $18.73 at September 30, 2002.

Earnings for the nine months ended September 30, 2003, was $3.1 million or $1.82 basic and diluted earnings per share, compared to $3.3 million or $1.94 per share for the nine months ended September 30, 2002. Financial performance is expressed in thousands, except per share data.

Mid-Wisconsin Financial Services, Inc. is a one-bank holding company that operates Mid-Wisconsin Bank headquartered in Medford, Wisconsin with eleven retail locations serving northern and central Wisconsin markets in Taylor, Clark, Eau Claire, Lincoln, Marathon, Price and Oneida counties. In addition to traditional loan and deposit products, the Bank provides trust services, discount and full-service brokerage services, and pension plan administration.

Operating results for the quarter ended September 30, 2003 generated an annualized return on average assets of 1.18% and return on average equity of 13.59%. Comparable ratios for the same quarter one year ago were return on average assets of 1.22% and return on average equity of 13.54%.

Net interest income decreased $210,000 from $3.6 million for the quarter ended September 30, 2002 to $3.4 million for the current quarter ended September 30, 2003 due to the compression of the net interest margin. The net interest margin was 3.89% at September 30, 2003, down 53 basis points from 4.42% from the comparable quarter last year. The decline in the net interest margin is attributable to the asset sensitive position of the Company's balance sheet. Earning assets continue to reprice at today's lower interest rates without a corresponding decrease in interest bearing liability rates. The average yield on earning assets has decreased 87 basis points from 6.72% at September 30, 2002 to 5.85% at September 30, 2003. The cost of interest bearing liabilities declined only 42 basis points from 2.72% at September 30, 2002 to 2.30% at September 30, 2003.

Non interest income was $888,000 during the third quarter of 2003, an increase of $245,000 or 38.2% from the same quarter last year. The increase was primarily attributable to the gain on sale of mortgage loans totaling $157,000 and an increase in investment product commissions of $75,000.

For the quarter ended September 30, 2003, non interest expense increased $23,000 or 0.9% over the same quarter last year. The Company incurred additional occupancy expense during 2003 from the start-up of a new branch located in Weston, Wisconsin.

Total assets increased 0.3% to $369.1 million at September 30, 2003 compared to $368.0 million at December 31, 2002. Total loans increased 3.0% during the first nine month of 2003 to $263.5 million at September 30, 2003, while deposits increased 3.8% to $284.8 million from December 31, 2002.

This press release, including those relating to the growth of the Company and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of the Company's Form 10-K for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SUMMARY FINANCIAL DATA

                          Mid-Wisconsin Financial Services, Inc.
                           Summary Financial Data (unaudited)
                       (amounts in thousands, except per share data)

                                         Three Months Ended          Nine Months Ended
                                     September 30, September 30,  September 30, September 30,
                                           2003        2002           2003        2002
STOCKHOLDERS' DATA
Basic and diluted earnings per share      $0.65       $0.62          $1.82       $1.94
Dividends per share                       $0.22       $0.22          $1.06       $1.06
Book value per share                     $19.68      $18.73         $19.68      $18.73
Average common shares outstanding         1,685       1,693          1,685       1,696
KEY RATIOS
Return on average assets                   1.18%       1.22%          1.12%       1.29%
Return on average equity                  13.59%      13.54%         12.65%      14.41%
Net interest margin                        3.89%       4.42%          3.98%       4.48%
Tangible equity to assets                  8.48%       8.69%          8.59%       8.58%
Efficiency ratio                          58.37%      58.30%         59.31%      56.31%
CREDIT QUALITY
Net charge-offs to average loans           0.04%       0.12%          0.12%       0.12%
Loan loss reserve to period-end loans      1.05%       1.12%          1.05%       1.12%
STOCK PRICE INFORMATION
High                                     $28.65      $28.33         $28.65      $28.33
Low                                       28.00       27.10          27.25       26.00
Market price at period end                28.65       27.20          28.65       27.20

                                            Mid-Wisconsin Financial Services, Inc.
                                             Summary Financial Data (unaudited)
                                        (amounts in thousands, except per share data)
                                                                     Three Months Ended             Nine Months Ended
                                                               September 30,   September 30,   September 30,   September 30,
                                                                    2003            2002            2003            2002
INCOME STATEMENT
Interest income                                                    $4,930          $5,314         $15,045         $16,083
Interest expense                                                    1,705           1,876           5,259           5,747
Net interest income                                                 3,225           3,438           9,786          10,336
Provision for loan losses                                              80             150             396             505
Net interest income after provision for loan losses                 3,145           3,288           9,390           9,831
Noninterest income
   Service fees                                                       208             222             623             639
   Trust service fees                                                 183             174             541             519
  Net realized gain on sale of securities available for sale                                                           17
   Investment product commissions                                     162              87             337             261
   Other operating income                                             335             160             807             500
Total noninterest income                                              888             643           2,308           1,936
Noninterest expenses
   Salaries and employee benefits                                   1,402           1,447           4,199           4,096
   Occupancy                                                          310             274             933             818
   Data processing and information systems                            104             103             318             315
   Goodwill and purchased core deposit amortization                    78              73             233             218
   Other operating expenses                                           600             573           1,776           1,724
Total noninterest expense                                           2,494           2,470           7,459           7,171
Income before provision for income taxes                            1,539           1,461           4,239           4,596
Provision for income taxes                                            438             405           1,172           1,301
Net income                                                         $1,101          $1,056          $3,067          $3,295

                         Mid-Wisconsin Financial Services, Inc.
                              Summary Financial Data
                     (amounts in thousands, except per share data)


                                                              September 30,   December 31,
                                                                    2003           2002
 BALANCE SHEET                                                 (unaudited)      (audited)
ASSETS
Cash and due from banks                                           $11,012        $15,484
Interest-bearing deposits in other financial institutions              16             19
Federal funds sold                                                  5,776         11,826
Securities available for sale -At fair value                       76,254         76,322
Federal Home Loan Bank stock (at cost)                              2,117          2,000
Loans held for sale                                                 1,155            791
Loans receivable, net of allowance for loan losses of
  $2,770 in 2003 and $2,702 in 2002                               259,584        252,236
Accrued interest receivable                                         1,639          1,717
Premises and equipment                                              5,668          5,488
Intangible assets                                                     641            874
Goodwill                                                              295            295
Other assets                                                        4,948            988
Total assets                                                     $369,105       $368,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest-bearing deposits                                      $40,932        $38,108
Interest-bearing deposits                                         243,858        236,384
  Total deposits                                                  284,790        274,492

Short-term borrowings                                              13,297         18,040
Long-term borrowings                                               35,000         40,000
Accrued interest payable                                            1,154          1,294
Accrued expenses and other liabilities                              1,708          2,028
Total liabilities                                                 335,949        335,854

Stockholders' equity:
  Common stock-Par value $.10 per share:
      Authorized - 6,000,000 shares
      Issued & outstanding - 1,684,598 shares in 2003
      and 1,684,475 shares in 2002                                    168            168
Additional paid-in capital                                         10,951         10,942
Retained earnings                                                  21,094         19,813
Accumulated other comprehensive income                                943          1,263
Total stockholders' equity                                         33,156         32,186
Total liabilities and stockholders' equity                       $369,105       $368,040